EX-99.(h)(19)

AMENDMENT TO MUTUAL FUNDS SERVICES AGREEMENT

This Amendment (“Amendment”), dated February 4, 2019 amends the Mutual Funds Services Agreement (the “Agreement”) dated June 30, 2006, as amended, between JPMorgan Chase Bank, National Association (as successor-in-interest to J.P. Morgan Investor Services Co.) (“J.P. Morgan”), and Goldman Sachs Trust (the “Fund”). J.P. Morgan and the Fund shall jointly be referred to herein as the “parties”. Except as otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Amendments.

Schedule A (Fees and Expenses) of the Agreement is hereby deleted and replaced with Schedule A attached hereto such that any reference to Schedule A in the Agreement shall mean Schedule A attached hereto.

2.

Integration/Effect of Amendment. This Amendment and any instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior oral and written communications with respect to the subject matter hereof. Except as expressly provided herein, no other changes or modifications to the Agreement with respect to the subject matter hereof are intended or implied, and the Agreement shall remain in full force and effect. To the extent that any provision of the Agreement is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

3.

Governing Law. This Amendment will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Amendment. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. To the extent that in any jurisdiction the Fund or J.P. Morgan may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, neither the Fund nor J.P. Morgan shall claim, and each hereby irrevocably waives, such immunity.

4.	Counterparts. This Amendment may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date first set out above.

GOLDMAN SACHS TRUST		JPMORGAN CHASE BANK, N.A.

By:	/s/ Scott McHugh	By:	/s/ Greg Cook
Name:	Scott McHugh	Name:	Greg Cook
Title:	Principal Financial Officer	Title:	Executive Director

STRICTLY PRIVATE AND CONFIDENTIAL

Schedule A – Fees and Expenses

Mutual Funds Services Agreement for GS Trust

Fund Accounting

*All Fees in: U.S. Dollars

Per Fund

Asset Tier	Annual Fee (in Bps)
Up to 550,000,000	0.00
550,000,000 to 1,100,000,000	1.10
Above 1,100,000,000	0.90

Minimum Fee	Annual Fee
Per Fund Minimum	20,000.00	Per Fund

Flat Fee	Annual Fee
Fund of Funds	10,000.00	Per Fund

Additional Fees	Annual Fee
Per Sleeve Fee (applies to each fund/portfolio)	10,000.00	Per Sleeve

Additional Share Classes
First Share Classes	No Charge	Per Class
Additional Share Classes	2,000.00	Per Class

Fund Administration

*All Fees in: U.S. Dollars

Flat Fee	Annual Fee
All Funds	15,000.00	Per Fund

Additional Fees	Annual Fee
Expense Administration	2,000.00	Per Fund listed in Schedule 1-A
Fund Distribution	1,600.00	Per Fund listed in Schedule 1-B
Tax	19,200.00	Per Fund listed in Schedule 1-C
Segregation Testing	800.00	Per Fund listed in Schedule 1-D
Prospectus Updates	250.00	Per Fund listed in Schedule 1-E
General Administration Services	2,000.00	Per Fund
Core Form N-PORT Services	10,000.00	Per Fund
Enhanced Form N-PORT Services	1,100.00	Per Fund listed in Schedule 1-F
Premium Form N-PORT Services	3,000.00	Per Fund listed in Schedule 1-G
Form N-CEN Services	300.00	Per Fund

SCHEDULE I—Listing of Portfolios

GOLDMAN SACHS TRUST - GOLDMAN SACHS DYNAMIC COMMODITY STRATEGY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS DYNAMIC MUNICIPAL INCOME FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS EMERGING MARKETS EQUITY INSIGHTS FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS FOCUSED INTERNATIONAL EQUITY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS INTERNATIONAL EQUITY DIVIDEND & PREMIUM FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS INTERNATIONAL TAX-MANAGED EQUITY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS STRATEGIC INTERNATIONAL EQUITY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS TAX-ADVANTAGED GLOBAL EQUITY PORTFOLIO

GOLDMAN SACHS TRUST- GOLDMAN SACHS ABSOLUTE RETURN TRACKER FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS ASIA EQUITY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS COMMODITY STRATEGY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS ALTERNATIVE PREMIA FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS INTERNATIONAL REAL ESTATE SECURITIES

GOLDMAN SACHS TRUST- GOLDMAN SACHS MANAGED FUTURES STRATEGY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS REAL ESTATE SECURITIES FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS U.S. EQUITY DIVIDEND AND PREMIUM FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS U.S. TAX-MANAGED EQUITY FUND

GOLDMAN SACHS TRUST: GOLDMAN SACHS GLOBAL REAL ESTATE SECURITIES FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS ENHANCED DIVIDEND GLOBAL EQUITY PORTFOLIO

GOLDMAN SACHS TRUST-GOLDMAN SACHS HIGH YIELD MUNICIPAL FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS N -11 EQUITY FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS SHORT DURATION TAX FREE FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS MUNICIPAL INCOME COMPLETION FUND

SCHEDULE 1-A

Portfolios Receiving Fund Expense Administration Services

GOLDMAN SACHS TRUST - GOLDMAN SACHS DYNAMIC COMMODITY STRATEGY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS DYNAMIC MUNICIPAL INCOME FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS EMERGING MARKETS EQUITY INSIGHTS FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS FOCUSED INTERNATIONAL EQUITY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS INTERNATIONAL EQUITY DIVIDEND & PREMIUM FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS INTERNATIONAL TAX-MANAGED EQUITY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS STRATEGIC INTERNATIONAL EQUITY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS TAX-ADVANTAGED GLOBAL EQUITY PORTFOLIO

GOLDMAN SACHS TRUST- GOLDMAN SACHS ABSOLUTE RETURN TRACKER FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS ASIA EQUITY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS COMMODITY STRATEGY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS ALTERNATIVE PREMIA FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS INTERNATIONAL REAL ESTATE SECURITIES

GOLDMAN SACHS TRUST- GOLDMAN SACHS MANAGED FUTURES STRATEGY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS REAL ESTATE SECURITIES FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS U.S. EQUITY DIVIDEND AND PREMIUM FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS U.S. TAX-MANAGED EQUITY FUND

GOLDMAN SACHS TRUST: GOLDMAN SACHS GLOBAL REAL ESTATE SECURITIES FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS ENHANCED DIVIDEND GLOBAL EQUITY PORTFOLIO

GOLDMAN SACHS TRUST-GOLDMAN SACHS HIGH YIELD MUNICIPAL FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS N -11 EQUITY FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS SHORT DURATION TAX FREE FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS MUNICIPAL INCOME COMPLETION FUND

SCHEDULE 1-B

Portfolios Receiving Fund Distribution Calculation Services

GOLDMAN SACHS TRUST - GOLDMAN SACHS DYNAMIC COMMODITY STRATEGY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS DYNAMIC MUNICIPAL INCOME FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS EMERGING MARKETS EQUITY INSIGHTS FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS FOCUSED INTERNATIONAL EQUITY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS INTERNATIONAL EQUITY DIVIDEND & PREMIUM FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS INTERNATIONAL TAX-MANAGED EQUITY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS STRATEGIC INTERNATIONAL EQUITY FUND

GOLDMAN SACHS TRUST - GOLDMAN SACHS TAX-ADVANTAGED GLOBAL EQUITY PORTFOLIO

GOLDMAN SACHS TRUST- GOLDMAN SACHS ABSOLUTE RETURN TRACKER FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS ASIA EQUITY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS COMMODITY STRATEGY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS ALTERNATIVE PREMIA FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS INTERNATIONAL REAL ESTATE SECURITIES

GOLDMAN SACHS TRUST- GOLDMAN SACHS MANAGED FUTURES STRATEGY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS REAL ESTATE SECURITIES FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS U.S. EQUITY DIVIDEND AND PREMIUM FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS U.S. TAX-MANAGED EQUITY FUND

GOLDMAN SACHS TRUST: GOLDMAN SACHS GLOBAL REAL ESTATE SECURITIES FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS ENHANCED DIVIDEND GLOBAL EQUITY PORTFOLIO

GOLDMAN SACHS TRUST-GOLDMAN SACHS HIGH YIELD MUNICIPAL FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS N -11 EQUITY FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS SHORT DURATION TAX FREE FUND

GOLDMAN SACHS TRUST-GOLDMAN SACHS MUNICIPAL INCOME COMPLETION FUND

SCHEDULE 1-C

Portfolios Receiving Tax Provision Services

GOLDMAN SACHS TRUST- GOLDMAN SACHS ABSOLUTE RETURN TRACKER FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS COMMODITY STRATEGY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS ALTERNATIVE PREMIA FUND

SCHEDULE 1-D

Portfolios Receiving Diversification Testing Services

GOLDMAN SACHS TRUST - GOLDMAN SACHS DYNAMIC COMMODITY STRATEGY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS ABSOLUTE RETURN TRACKER FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS COMMODITY STRATEGY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS ALTERNATIVE PREMIA FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS MANAGED FUTURES STRATEGY FUND

SCHEDULE 1-E

Portfolios Receiving Prospectus Update Services

GOLDMAN SACHS TRUST - GOLDMAN SACHS DYNAMIC COMMODITY STRATEGY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS ABSOLUTE RETURN TRACKER FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS COMMODITY STRATEGY FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS ALTERNATIVE PREMIA FUND

GOLDMAN SACHS TRUST- GOLDMAN SACHS MANAGED FUTURES STRATEGY FUND

SCHEDULE 1-F

Portfolios Receiving Enhanced Form N-PORT Services

SCHEDULE 1-G

Portfolios Receiving Premium Form N-PORT Services

J.P. Morgan Fee Schedule: Notes

•

J.P. Morgan may make reasonable amendments to the fee schedule at any time should either (i) the client’s actual investment portfolio and/or trading activity differ significantly from the assumptions used to develop. J.P. Morgan’s fee proposal, (ii) the client’s service requirements change, or (iii) the client’s use of any other J.P. Morgan products that were included in the J.P. Morgan’s pricing proposal to the client is discontinued or modified in any respect material to the J.P. Morgan’s pricing proposal. If client is expected to participate in the securities lending program but client does not complete the participation or the participation is discontinued or modified, J.P. Morgan will have the right to discontinue any waivers or other fee discounts associated with custodial or other services.

•

Fees for additional service(s) and/or market(s) added at the request of the Customer while this fee schedule is in effect will be assessed at J.P. Morgan’s standard price(s) unless an alternative pricing arrangement is agreed upon in advance by the Customer and J.P. Morgan.

•

Ad valorem (basis point) fee(s), if applicable, will be calculated at the end of the billing period using asset values derived by J.P. Morgan from data provided by its selected pricing sources. In the event that J.P. Morgan must rely on Goldman Sachs Trust (“Goldman Sachs Trust”) or a portfolio manager or other party(ies) selected by Goldman Sachs Trust to provide valuation(s) for the purpose of calculating ad valorem fee(s), J.P. Morgan must receive such valuations no later than 30 days after the end of the billing period in a format deemed acceptable by J.P. Morgan. In the event that J.P. Morgan does not receive valuations by the required date, J.P. Morgan will render an invoice using the most recent valuation(s) received for the respective investment(s)/account(s).

•

Where minimum fees are specified for one or more service categories, if during any billing period total fee(s) for in-scope services in a category are less than the prorated minimum fee for the category, the prorated minimum fee will apply.

•

Fees will be adjusted each year based on the average CPI-W for the third quarter of current year over the average for the third quarter of previous year (CPI-W average September quarter end to average September quarter end percentage change, as published by the U.S. Social Security Administration (web site http://www.ssa.gov/cola/automatic-cola.htm). The initial CPI fee adjustment will be applied to invoices on the Jan. 1 date which occurs subsequent to the 12 month anniversary of your fee agreement’s (contract’s) effective date.

•

Fees are calculated monthly and J.P. Morgan will present invoices monthly in arrears, with payment debited directly from the account(s) 30 days after the date of the invoice, unless an alternative billing arrangement is negotiated between the Customer and J.P. Morgan. All annual fees, including ad valorem (basis point) fees, will be prorated based on the number of months included in the billing period.

•

Any customized technology projects required to meet the Customer’s specific requirements, such as non-standard reporting requirements, system interfaces or enhancements, will be billed to the Customer based on the time and materials required to design, develop, test and deliver the project, unless an alternative arrangement is negotiated between the Customer and J.P. Morgan.

•

Transaction charges, if applicable, are applied to all securities transactions (including receives/delivers vs. payment and free, securities loans, repurchase agreements, redemptions and corporate actions) effected during the billing period. It is assumed that the Customer and its investment managers (if applicable) will instruct J.P. Morgan of trades and other account activity in a mutually agreed electronic format that enables straight-through processing (STP), using J.P. Morgan proprietary systems, SWIFT messages, direct electronic transmissions or other means deemed acceptable by J.P. Morgan. Transaction instructions that require manual input will incur a surcharge.

•

Fees for services not listed on this fee schedule will be provided upon request. Services and activities beyond those performed by J.P. Morgan in the normal course of business will be charged on a quantum meruit basis.

•	The descriptions of services in this fee schedule are for informational purposes only and shall not be legally binding.

•	The terms and conditions contained herein are proprietary and confidential, and shall not be disclosed to third parties without express prior written consent by J.P. Morgan.